UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

As previously disclosed, on December 17, 2010, WellCare Health Plans, Inc. (the “Company”) entered a Stipulation and Agreement of Settlement (the “Stipulation Agreement”) with a group of five public pension funds appointed by the United States District Court for the Middle District of Florida (the “Federal Court”) to act as lead plaintiffs in the consolidated securities class action Eastwood Enterprises, L.L.C. v. Farha, et al., Case No. 8:07-cv-1940-VMC-EAJ (the “Class Action”). The Stipulation Agreement was approved by the Federal Court on May 4, 2011 (the “Approval Date”).  Among other things, the Stipulation Agreement provides that the Company will issue to the class tradable unsecured subordinated notes having an aggregate face value of $112.5 million, with a fixed coupon of 6% and a maturity date of December 31, 2016 (the “Notes”).

In June 2011, an individual stockholder filed a notice of appeal with respect to this settlement with the United States Court of Appeals for the Eleventh Circuit (the “Appeals Court”) which was dismissed by the Appeals Court on August 17, 2011.

On September 30, 2011, the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Bank”), entered into an Indenture (the “Indenture”) with respect to the Company’s issuance of the Notes.  The Indenture sets forth the terms and conditions applicable to the Company’s issuance of the Notes.

Among other things, the terms of the Indenture require the Company to:

•	Deposit with the Bank all amounts due for interest or principal payments by the dates on which such payments are due;

•	Designate the Bank as the initial paying agent and primary registrar for the Notes;

•	Set forth administrative procedures for the transfer, cancellation and redemption of Notes; and

•	Provide for acceleration of the principal of the Notes and accrued interest in the event of the Company’s default under the Indenture.

Under the Indenture an event of default will have occurred in any of the following events:

•	the Company defaults in payment of the principal or any interest on any Note when such becomes due and payable;

•	the Company consolidates, merges or otherwise transfers its assets without the consent of the holders of the Notes, other than as expressly permitted by the terms of the Indenture;

•	the Company fails to comply with any of its other covenants in the Notes or the Indenture and fails to cure such default within 60 days after the Company receives a notice of such default;

•
the Company (i) commences a voluntary bankruptcy proceeding; (ii) consents to the entry of an order for relief against it in an involuntary bankruptcy proceeding or the commencement of any case against it; or (iii) participates in certain other actions related to the relief of debtors; or

•
a court of competent jurisdiction enters a bankruptcy order that (i) is for relief against the Company in an involuntary proceeding, or adjudicates the Company insolvent or bankrupt; (ii) appoints any receiver, trustee or similar official of the Company or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company, and the order remains unstayed for 60 days.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)  The information disclosed above under Item 1.01 is hereby incorporated by reference in this Item 2.03.  On September 30, 2011, the Company issued the Notes pursuant to the Stipulation Agreement and the Indenture.  Interest began to accrue on the Notes on the Approval Date of May 4, 2011.  Interest is due and payable semi-annually on June 15 and December 15, commencing December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011	WELLCARE HEALTH PLANS, INC. /s/ Thomas L. Tran
Thomas L. Tran Senior Vice President and Chief Financial Officer